UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CYTEIR THERAPEUTICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Cyteir Therapeutics, Inc.

128 Spring St, Building A, Suite 510

Lexington, MA 02421

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Cyteir Therapeutics, Inc. (the “Company” or “Cyteir”) will be held on June 15, 2022, at 1:00 p.m. Eastern Time. We have determined to hold a virtual-only Annual Meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. In addition, we believe that a virtual meeting benefits our stockholders in light of any public health and travel concerns, including the ongoing COVID-19 pandemic. You will be able to attend our Annual Meeting online, vote your shares, and submit your questions during the meeting by visiting at www.virtualshareholdermeeting.com/CYT2022. Details regarding how to attend the meeting online are more fully described in the Notice (as defined below) and this proxy statement. The Annual Meeting will be held for the purpose of considering and voting on the following company-sponsored proposals:

1.
To elect Jeffrey Humphrey, M.D., Stephen Sands and John Thero as Class I directors, each for a three-year term.
2.
To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022.

We will also consider and act upon any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

These proposals are more fully described in the proxy statement accompanying this notice. This notice, our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”) can be accessed at www.proxyvote.com.

Our Board of Directors recommends that you vote “for” each nominee for Class I director (Proposal No. 1) and “for” ratification of the proposed independent registered public accounting firm (Proposal No. 2).

April 18, 2022 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Your vote is important. Whether or not you expect to attend the virtual-only Annual Meeting, we urge you to submit your proxy by the Internet or telephone or by signing, dating and returning the proxy card included in these materials in order to ensure that your vote is recorded. If you choose to attend the virtual-only Annual Meeting, you may still vote your shares during the Annual Meeting, even if you have previously voted or returned your proxy by any of the methods described in our proxy statement. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions. You will need the 16-digit control number included with the Notice of Internet Availability (the “Notice”), on your proxy card, or the instructions that accompany your proxy materials to attend our 2022 annual meeting virtually via the Internet.

All stockholders are extended a cordial invitation to attend the virtual-only Annual Meeting. Thank you for your ongoing support of and interest in Cyteir Therapeutics, Inc.

By Order of the Board of Directors

Markus Renschler, M.D.

President and Chief Executive Officer

April 29, 2022

i

Cyteir Therapeutics, Inc.

128 Spring St, Building A, Suite 510

Lexington, MA 02421

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, June 15, 2022 at 1:00 p.m. Eastern Time

This proxy statement, along with the accompanying Notice of 2022 Annual Meeting of Stockholders, contains information about the 2022 Annual Meeting of Stockholders of Cyteir Therapeutics, Inc., including any adjournments or postponements of the meeting, which we refer to as the “Annual Meeting.” The Annual Meeting will be conducted virtually only, via live webcast, at 1:00 p.m. Eastern Time on June 15, 2022.

In this proxy statement, we refer to Cyteir Therapeutics, Inc. as “Cyteir,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

On or about April 29, 2022, we made available this proxy statement and the attached Notice of 2022 Annual Meeting of Stockholders to all stockholders entitled to vote at the Annual Meeting. Although not part of this proxy statement, we have also made available with this proxy statement our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, containing our financial statements for the fiscal year ended December 31, 2021.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 15, 2022

This proxy statement and our Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com.

Additionally, you can find a copy of our Annual Report on Form 10-K on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov or in the “Investors & Media” section of our website at www.cyteir.com. You may also obtain a printed copy of our Annual Report on Form 10-K, free of charge, by sending a written request to: Cyteir Therapeutics, Inc., 128 Spring St, Building A, Suite 510, Lexington, MA 02421, Attention: Secretary. Exhibits, if any, will be provided upon written request and payment of an appropriate processing fee.

EXPLANATORY NOTE

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and therefore we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.

We could be an emerging growth company through 2026, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700.0 million as of the last day of our most recently completed second fiscal quarter or if we have total annual gross revenue of $1.07 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31, or if we issue more than $1.0 billion in non-convertible debt during any three-year period before that time, in which case we would cease to be an emerging growth company immediately.

We are also a “smaller reporting company,” as that term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended, or the Exchange Act. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company soliciting my proxy?

The Board of Directors of Cyteir Therapeutics, Inc. is soliciting your proxy to vote at the virtual-only 2022 Annual Meeting of Stockholders to be held at 1:00 p.m. Eastern Time on June 15, 2022, via a live webcast, including any adjournments or postponements of the meeting, which we refer to as the Annual Meeting. This proxy statement along with the accompanying Notice of 2022 Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you the Notice of 2022 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 because you owned shares of Cyteir common stock on the record date.

When were this proxy statement and the accompanying materials sent to stockholders?

On or about April 29, 2022, we began sending the Notice of 2022 Annual Meeting of Stockholders, the proxy card and our proxy statement to all stockholders entitled to vote at the Annual Meeting.

When is the record date for the Annual Meeting?

The Company’s Board of Directors has fixed the record date for the Annual Meeting as of the close of business on April 18, 2022. Only stockholders who owned our common stock at the close of business on April 18, 2022 are entitled to vote at the Annual Meeting.

Why a virtual-only Annual Meeting?

We have determined to hold a virtual-only Annual Meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. In addition, we believe that a virtual meeting benefits our stockholders in light of any public health and travel concerns, including the ongoing COVID-19 pandemic.

To participate in the annual meeting virtually via the Internet, please visit www.virtualshareholdermeeting.com/CYT2022. You will need the 16-digit control number included on your Notice of Internet Availability, your proxy card or the instructions that accompanied your proxy materials. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you do not have your 16-digit control number and attend the meeting online, you will be able to listen to the meeting only – you will not be able to vote or submit questions during the meeting.

Stockholders of record and beneficial owners as of the close of business on April 18, 2022, the record date, will have the ability to submit questions and vote electronically at the Annual Meeting via the virtual-only meeting platform.

How do I attend the virtual-only Annual Meeting?

The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/CYT2022. A summary of the information you need to attend the Annual Meeting online is provided below:

•
Instructions on how to attend and participate via the Internet, including how to demonstrate proof of common stock ownership, are posted at www.virtualshareholdermeeting.com/CYT2022.
•
Questions regarding how to attend and participate via the Internet will be answered by calling 1-800-690-6903 on the day before the annual meeting and the day of the Annual Meeting.
•
Please have your 16-digit control number to enter the Annual Meeting.
•
Shareholders may submit questions while attending the Annual Meeting via the Internet.
•
The meeting webcast will begin promptly at 1:00 p.m., Eastern Time.
•
We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:45 p.m. Eastern Time, and you should allow ample time for the check-in procedures.

Webcast replay of the annual meeting will be available until the sooner of June 15, 2023 or the date of the next annual meeting of shareholders to be held in 2023.

If your shares are held in a bank or brokerage account, instructions should also be provided on the voting instruction form provided by your bank or brokerage firm.

What if I have technical difficulties accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the annual meeting login page.

How many votes can be cast by all stockholders?

A total of 35,409,028 shares of common stock of the Company were outstanding as of the close of business on April 18, 2022 and are entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

What is the difference between being a stockholder of record and a beneficial owner?

Many of our stockholders hold their shares through stockbrokers, banks or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.

Stockholder of record: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card and to vote at the Annual Meeting.

Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee, who is considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your nominee authorizing you to do so. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions and the instructions on the Notice of 2022 Annual Meeting of Stockholders.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

By Internet	If you received the Notice or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card.
By Telephone	If you received a printed copy of the Proxy Materials, follow the instructions on the proxy card.
By Mail	If you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
In Person (Virtual)	You may also vote in person virtually by attending the meeting through www.virtualshareholdermeeting.com/CYT2022.

If your shares of common stock are held in street name through a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

What are the Board’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

Proposal No. 1:	FOR the election of Jeffrey Humphrey, M.D., Stephen Sands and John Thero as Class I directors.

Proposal No. 2:	FOR ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Who pays the cost for soliciting proxies?

Cyteir will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. Cyteir may solicit proxies by mail, personal interview, telephone or via the Internet through its directors, officers and other management employees, who will receive no additional compensation for such services.

May my broker vote for me?

If your broker holds your shares in street name, the broker may vote your shares on certain routine matters even if it does not receive instructions from you. At the Annual Meeting, your broker may, without instructions from you, vote on Proposal No. 2, which is considered a routine matter, but not on any other proposal.

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying the Corporate Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility, or by attending the meeting and voting in person. If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, bankers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all proposals, such brokers or nominees do not have discretionary voting power to vote such shares), if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

What vote is required to approve each item?

Proposal No. 1: Elect Class I Directors

As this is an uncontested election of directors, each director nominee must receive a greater number of shares voted FOR his or her election than shares voted AGAINST such election (also known as a “majority” of the votes cast) to be elected a director. You may vote either FOR the nominee or AGAINST the nominee. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote beneficial owners’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as broker non-votes. Such broker non-votes will have no effect on the results of this vote.

Proposal No. 2: Ratify Selection of Our Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast on this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote shares held in street name on this proposal without voting instructions from the beneficial owner. Accordingly, we do not expect broker non-votes for this proposal. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, the Audit Committee of the Board of Directors will reconsider its selection.

Could other matters be decided at the Annual Meeting?

Cyteir does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Subject to the provisions of our bylaws, your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy statement, proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with a broker or other nominee. Please vote in accordance with the instruction set forth in the proxy statement, proxy card or voting instruction form with respect to all of your shares.

Whom should I contact if I have any additional questions?

If you hold your shares directly, please contact ir@cyteir.com. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view future proxy materials and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save Cyteir the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 31, 2022 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the Summary Compensation Table below) and all directors and executive officers as a group. The number of shares beneficially owned by each entity or person is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 31, 2022 through the exercise of any stock options, warrants or other rights. Except as otherwise indicated, and subject to applicable common property laws, the persons in the table have sole voting and investment power with respect to all shares of common stock held by that person.

Shares of common stock subject to options, warrants or other rights that are now exercisable or are exercisable within 60 days after March 31, 2022 are considered outstanding for purposes of computing the percentage ownership of the persons holding these options, warrants or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. As of March 31, 2022, there were 35,409,028 shares of common stock outstanding. Unless otherwise indicated, the address for each beneficial owner is c/o Cyteir Therapeutics, Inc., 128 Spring St, Building A, Suite 510, Lexington, MA 02421.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% or greater stockholders:
Novo Holdings A/S (1)	4,840,413	13.7%
FMR LLC (2)	4,048,993	11.4%
Entities affiliated with RA Capital Management, L.P. (3)	3,350,506	9.5%
Entities affiliated with Droia Ventures (4)	3,259,023	9.2%
Entities affiliated with Venrock (5)	3,259,022	9.2%
Osage University Partners II, LP (6)	2,474,572	7.0%
Entities affiliated with Lightstone Ventures (7)	2,444,265	6.9%
Janus Henderson Group plc (8)	1,872,421	5.3%
Entities affiliated with Avidity Partners Management LP (9)	1,849,538	5.2%
Directors and named executive officers:
Markus Renschler, M.D. (10)	1,153,056	3.2%
Andrew Gengos (11)	169,164	*
Paul Secrist, Ph.D. (12)	151,214	*
Racquel Bracken	—	*
Jean George, M.B.A (13)	2,444,265	6.9%
Jeffrey Humphrey, M.D.	—	*
Susan Molineaux, Ph.D.	27,622	*
Janwillem Naesens, M.Sc., M.B.A. (14)	3,259,023	9.2%
Timothy Romberger	369,447	1.0%
Stephen Sands	—	*
John Thero	—	*
Joseph S. Zakrzewski (15)	322,157	*
All executive officers and directors as a group (13 persons) (16)	2,233,720	22.2%

* Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)
Based on information filed with the SEC in a Schedule 13D/A on December 20, 2021. The address of the reporting person is Tuborg Havnevej 19, 2900 Hellerup, Denmark.
(2)
Based on information filed with the SEC in a Schedule 13G/A on February 9, 2022. FMR LLC has sole voting power with respect to 63,195 shares and sole dispositive power with respect to 4,048,993 shares. FMR LLC’s address is 245 Summer Street, Boston, MA 02210.
(3)
Based on information filed with the SEC in a Schedule 13G/A on February 14, 2022. According to the Schedule 13G/A, RA Capital Management, L.P. has shared voting and dispositive power with respect to 3,350,506 shares and RA Capital Healthcare Fund, L.P. has shared voting and dispositive power with respect to 2,971,120 shares. RA Capital Healthcare Fund, L.P. directly holds 2,971,120 shares of Common Stock. RA Capital Nexus Fund II, L.P. directly holds 379,386 shares. The address of each reporting person is 200 Berkeley Street, 18th Floor, Boston MA 02116.
(4)
Consists of shares of common held by Droia Invest II SCSp. DF II GP Sàrl is the general partner of Droia Invest II SCSp. Wepaven BV (represented by Janwillem Naesens) and IHL SA (represented by Luc Verelst), the managers of DF II GP Sàrl, share voting and investment power with respect to the shares held of record by Droia Invest II SCSp. Mr. Naesens, a member of our board of directors, disclaims beneficial ownership of the shares held by the entities affiliated with Droia Ventures, except to the extent of his pecuniary interest therein. The mailing address of Droia Invest II SCSp is Boulevard Joseph II 28, L-1840, Luxembourg.
(5)
Based on information filed with the SEC in a Schedule 13G on February 14, 2022. According to the Schedule 13G, each of Venrock Associates VII, L.P., Venrock Partners VII, L.P. and Venrock Management VII, LLC has shared voting and dispositive power with respect to 3,259,022 shares, which consists of 3,009,708 shares owned by Venrock Associates VII, L.P. and 249,314 shares owned by Venrock Partners VII, L.P. The address of each reporting person is 7 Bryant Park, 23rd Floor, New York, NY 10018 and 3340 Hillview Avenue, Palo Alto, CA 94304.
(6)
Based on information filed with the SEC in a Schedule 13G on February 3, 2022. According to the Schedule 13G, each of Osage University Partners II, LP and Osage University GP II, LLC has shared voting and dispositive power with respect to 2,474,572 shares. Shares are held of record by Osage University Partners II, LP. Osage University GP II, LLC is the general partner of Osage University Partners II, LP and may be deemed to share voting and dispositive power with respect to these securities. The address of each reporting person is 50 Monument Road, Suite 201, Bala Cynwyd, PA 19004.
(7)
Based on information filed with the SEC in a Schedule 13G on February 14, 2022. According to the Schedule 13G, each of LSV Associates II, LLC, Michael A. Carusi, Jean M. George, Henry A. Plain, Jr., and Jason W. Lettmann has shared voting and dispositive power with respect to 2,444,265 shares, which consists of 2,309,901 shares held directly by Lightstone Ventures II, L.P. (“LSV II”) and 134,364 shares held directly by Lightstone Ventures II(A), L.P. (“LSV II(A)”). Messrs. Carusi, Plain and Lettmann, and Ms. George, the individual managing directors of LSV Associates II, the general partner of LSV II and LSV II(A), share voting and dispositive power with respect to the shares held of record by LSV II and LSV II(A), and may be deemed to own beneficially the shares held by LSV II and LSV II(A). The address of each reporting person is 500 Boylston St., Suite 1380, Boston, MA 02116.
(8)
Based on information filed with the SEC in a Schedule 13G on February 11, 2022. According to the Schedule 13G, Janus Henderson Group plc has shared voting and dispositive power with respect to 1,872,421 shares. The address of the reporting person is 201 Bishopsgate, EC2M 3AE, United Kingdom.

(9)
Based on information filed with the SEC in a Schedule 13G on February 14, 2022. According to the Schedule 13G, each of Avidity Partners Management LP, Avidity Partners Management (GP) LLC, Avidity Capital Partners Fund (GP) LP, Avidity Capital Partners (GP) LLC, David Witzke, and Michael Gregory has shared voting and dispositive power with respect to 1,849,538 shares. The address of each reporting person is 2828 N Harwood Street, Suite 1220, Dallas, Texas 75201.
(10)
Consists of 841,954 shares owned by Dr. Renschler and options to purchase 311,102 shares of common stock that are exercisable within 60 days of March 31, 2022.
(11)
Consists of 73,534 shares owned by Mr. Gengos and options to purchase 95,630 shares of common stock that are exercisable within 60 days of March 31, 2022.
(12)
Consists of options to purchase 151,214 shares of common stock that are exercisable within 60 days of March 31, 2022.
(13)
Consists of 2,444,265 shares of common stock held by Lightstone Ventures II, L.P and Lightstone Ventures II (A), L.P. Ms. George is a Managing Director of LSV Associates II, LLC, the general partner of Lightstone Ventures II, L.P. and Lightstone Ventures II (A), L.P. and may be deemed to have shared voting and dispositive power with respect to the shares held by Lightstone Ventures II, L.P. and Lightstone Ventures II (A), L.P.
(14)
Consists of 3,259,023 shares of common stock held by Droia Invest II SCSp. DF II GP Sàrl is the general partner of Droia Invest II SCSp. Wepaven BV (represented by Janwillem Naesens) and IHL SA (represented by Luc Verelst), the managers of DF II GP Sàrl, share voting and investment power with respect to the shares held of record by Droia Invest II SCSp. Mr. Naesens, a member of our board of directors, disclaims beneficial ownership of the shares held by the entities affiliated with Droia Ventures, except to the extent of his pecuniary interest therein.
(15)
Consists of 284,989 shares owned by Mr. Zakrzewski and options to purchase 37,168 shares of common stock that are exercisable within 60 days of March 31, 2022. Includes 149,051 shares of common stock held by Z3 Trust, for which Mr. Zakrzewski serves as trustee and 58,671 shares of common stock held by Z Investments, LLC. Mr. Zakrzewski serves as a managing member of Z Investments, LLC, and thus exercises voting and investment control over the securities held thereby. Shares held by Mr. Zakrewski and Z3 Trust include 64,286 shares of restricted stock subject to vesting.
(16)
Consists of 1,574,024 shares owned by all executive officers and directors as a group and options to purchase 659,696 shares of common stock that are exercisable within 60 days of March 31, 2022.

MANAGEMENT AND CORPORATE GOVERNANCE

In accordance with our amended and restated certificate of incorporation, our Board of Directors is divided into three classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose terms are then expiring, to serve from the time of election and qualification until the third annual meeting following their election or until their earlier death, resignation or removal. Our directors are divided among the three classes as follows:

The Class I directors are Jeffrey Humphrey, M.D., Janwillem Naesens, Stephen Sands and John Thero, and their terms will expire at our 2022 annual meeting of stockholders. Mr. Naesens tendered his resignation from the Board of Directors effective immediately prior to the commencement of the Annual Meeting and is not standing for re-election at the Annual Meeting.

The Class II directors are Racquel Bracken, Jean George and Timothy Romberger, and their terms will expire at our 2023 annual meeting of stockholders.

The Class III directors are Susan Molineaux, Ph.D., Markus Renschler, M.D. and Joseph Zakrzewski, and their terms will expire at our 2024 annual meeting of stockholders.

Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

DIRECTOR BIOGRAPHIES

Information concerning our directors is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that led to the Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director.

DIRECTOR NOMINEES (CLASS I DIRECTORS)

Jeffrey Humphrey, M.D., has served as a member of our Board of Directors since December 2021. Dr. Humphrey has served as the Chief Medical Officer of Magenta Therapeutics since 2021 and was previously the Chief Medical Officer of Constellation Pharmaceuticals from 2020 to 2021. Prior to Constellation Pharmaceuticals, Dr. Humphrey served in various positions at affiliates of Kyowa Kirin Co. Ltd. (“Kyowa Kirin”), a pharmaceutical and biotechnology company, from April 2012 to June 2020. At Kyowa Kirin, he served as Chief Development Officer from August 2019 to June 2020, as President and Chief Medical Officer of Kyowa Kirin Pharmaceutical Development, Inc. from April 2013 to August 2019, and as Senior Vice President, Drug Development of Kyowa Hakko Kirin Pharma, Inc. from April 2012 to March 2013. He previously served in senior management positions for early and late drug development and medical affairs at Pfizer, Bayer, and Bristol Myers Squibb. Dr. Humphrey holds a A.B. from Harvard University and an M.D. from Case Western Reserve University School of Medicine and trained in internal medicine and oncology at the John Hopkins Hospital and National Cancer Institute, respectively. We believe Dr. Humphrey is qualified to serve on our Board of Directors because of his extensive experience in drug development and his leadership experience in the biotechnology industry.

Stephen Sands has served on our Board since 2022. Mr. Sands has served as Vice Chairman of Investment Banking since March 2014 and Chairman of the Healthcare Group at Lazard Group LLC since May 2016 and has held other positions at Lazard since 1994. From July 1986, Mr. Sands worked at McKinsey & Company, leaving as a Partner in the healthcare practice in October 1994. While on leave from McKinsey from December 1987 to August 1990, he co-founded two life sciences companies: Enzytech (acquired by Alkermes) and Opta Food Ingredients (spun-out of Enzytech and acquired by Stake Technology now SunOpta). He currently is a director of Cytosite Biopharma Inc., a private biotechnology company, since February 2019. Mr. Sands has previously served as director on the boards of several life sciences companies, including Cognition Therapeutics, Inc., National Imaging Associates (acquired by Magellan Health), Inc. and Isogen LLC (acquired by Monsanto). In addition to his responsibilities at Lazard, Mr. Sands is a member of the Washington University (St. Louis) School of Engineering & Applied Science National Counsel and of the board of trustees of the New York Hall of Science. Mr. Sands earned a Bachelor of Arts in Biology from Oberlin College, a Bachelor of Science and Master of Science in Chemical Engineering from Washington University in St. Louis, and an MBA with a concentration in Finance from New York University. We believe Mr. Sands is qualified to serve on our board of directors due to his knowledge and experience as an executive officer and service as a director of other biopharmaceutical companies.

John F. Thero has served on our Board since 2022. Mr. Thero has more than 30 years of senior financial and operational management experience, including supporting the growth of life science companies for over 20 years, most recently as President and Chief Executive Officer of Amarin Corporation plc from 2014 to 2021. Mr. Thero began his professional career at Arthur Andersen LLP, during which time he became a Certified Public Accountant. He currently serves as a member of the board of directors of CinCor Pharma, Inc. Mr. Thero previously served on the board of directors of Chiasma, Inc. from 2015 until the company was sold in 2021. He received a B.A. in Economics from the College of the Holy Cross. In 2019, Mr. Thero was named Ernst & Young LLP Entrepreneur of the Year for Life Sciences. We believe that Mr. Thero’s experience in management positions at life sciences companies, provide him with the appropriate qualifications and skills to serve as a member of the Board.

DIRECTORS WITH TERMS EXPIRING IN 2023 (CLASS II DIRECTORS)

Racquel Bracken has served as a member of our board of directors since 2018. Ms. Bracken currently serves as a Partner at Venrock, where she has worked since May 2016, and focuses on pharmaceutical and biotech investments. Prior to Venrock, Ms. Bracken was a founding early employee of Clovis Oncology, a biopharmaceutical company focused on acquiring, developing and commercializing targeted small molecule therapies in combination with companion diagnostics. Earlier in her career, Ms. Bracken was on the investment team at Domain Associates, where she focused on early-stage healthcare investing. Prior to joining Domain, Ms. Bracken was a consultant at Easton Associates, a management consultancy dedicated to the medical industry. Ms. Bracken is also a co-founder and member of the board of directors of Federation Bio, where she has served since January 2019, and member of the board of directors of MBrace since November 2021. Ms. Bracken received an A.B. in molecular and cellular biology from Harvard University and is a member of the Kaufman Fellows. We believe Ms. Bracken is qualified to serve on our board of directors due to her knowledge and experience in the venture capital and biopharmaceutical industries.

Jean George, M.B.A., has served as a member of our board of directors since 2018. Ms. George is currently a General Partner of Lightstone Ventures, where she focuses on biopharmaceutical and medical device investments, which position she has held since April 2013. Ms. George is also a General Partner of Advanced Technology Ventures, which position she has held since February 2002. Ms. George has been featured on the Forbes Midas List and was previously a member of the Scientific Advisory Board for the Massachusetts Life Sciences Center. Ms. George has been in the biopharmaceutical industry for over 20 years, including 10 years with Genzyme Corporation, where she held a variety of operation roles in marketing, product development, and business development, including Vice President of Global Sales and Marketing. Ms. George was also Vice President and Founder of Genzyme’s Tissue Repair Division. Ms. George currently serves on the board of directors of Calithera Biosciences, Inc. since 2010, Gemini Therapeutics since 2016, and a number of private companies. Ms. George previously served on the board of directors of Acceleron Pharma, Inc. from 2005 to April 2020, Zeltiq Aesthetics from October 2013 to June 2015 and Catabasis Pharmaceuticals, Inc. from 2010 to June 2019. Ms. George received a B.S. in Biology from the University of Maine and an M.B.A. from Simmons College Graduate School of Management. We believe Ms. George is qualified to serve on our board of directors due to her knowledge and experience in the venture capital and biopharmaceutical industries.

Timothy Romberger, our co-founder, has served as a member of our board of directors since 2015. Mr. Romberger served as our acting Chief Executive and Head of Business Development from 2012 to the fall of 2015. Mr. Romberger played an instrumental role in the engagement of Celgene as an early strategic partner and the closing of both the Series A and Series B investment rounds. Mr. Romberger has served as a member of the board of directors of Sur-Seal, a Heartwood Partners portfolio company, since 2021. Mr. Romberger is currently Managing Director of TRC Advisory, LLC, a business strategy consulting firm that he founded in July 2014. Before founding Cyteir and TRC, Mr. Romberger served as Managing Director at Marakon Associates, a global strategy consultancy. Mr. Romberger is an experienced business strategist and entrepreneur with more than 25 years of experience advising CEOs and their leadership teams in the areas of strategy, commercial effectiveness and organizational development. Mr. Romberger holds a degree in Economics and Corporate Finance from the University of Pennsylvania—Wharton School of Business. We believe Mr. Romberger is qualified to serve on our board of directors due to his expertise and experience as our co-founder and his extensive experience as a business strategist.

DIRECTORS WITH TERMS EXPIRING IN 2024 (CLASS III DIRECTORS)

Susan Molineaux, Ph.D., has served as a member of our board of directors since 2020. Dr. Molineaux has also served as a member of the board of directors of Geron Corporation since 2012. From 2015 to 2022, Dr. Molineaux served on the board of directors of Theravance Biopharma, Inc. Dr. Molineaux also has been Chief Executive Officer, President and a member of the board of directors of Calithera Biosciences, Inc., a biotechnology company developing oncology therapeutics, since co-founding the company in June 2010. Prior to starting Calithera, Dr. Molineaux was a co-founder of Proteolix and served as Chief Scientific Officer for two years before becoming Proteolix’s President and Chief Executive Officer. Proteolix was acquired by Onyx Pharmaceuticals in November 2009. Prior to co-founding Proteolix, Dr. Molineaux was Vice President of Biology at Rigel Pharmaceuticals from 2000 to 2003. Before that, she was Vice President of Biology at Praelux, and from 1994 to 1999, Dr. Molineaux served as Vice President of Drug Development at Praecis Pharmaceuticals. From 1989 to 1994, Dr. Molineaux was a scientist in the immunology group at Merck. Dr. Molineaux received a B.S. in Biology from Smith College and a Ph.D. in Molecular Biology from Johns Hopkins University. Dr. Molineaux completed a postdoctoral fellowship at Columbia University. We believe Dr. Molineaux is qualified to serve on our board of directors due to her extensive experience as an executive officer at biopharmaceutical companies, as well as her scientific background.

Markus Renschler, M.D., has served as a member of our board of directors since May 2016, and as President & Chief Executive Officer since January 2018. Previously, Dr. Renschler was an executive at Celgene from 2008 to 2017, serving as Senior VP and Chief Medical Officer of Celgene Cellular Therapeutics, Senior VP and Global Head of Hematology Oncology Medical Affairs, VP of Business Development and VP of Clinical Research & Development. Prior to that, from 2007 to 2008, Dr. Renschler was VP of Clinical Development at Pharmion Corporation. Prior to that from 1996 to 2007, Dr. Renschler served in different clinical development roles at Pharmacyclics, last as Senior VP, Oncology

Clinical Development. Dr. Renschler has over 25 years’ experience in building successful biopharmaceutical companies and in cancer research from basic laboratory research to drug approval and drug launches. Dr. Renschler had responsibility for successful global registrations and launches in breast cancer, non-small cell lung cancer and pancreatic cancer as well as the medical strategy for drug launches in hematologic malignancies and solid tumors for drugs such as REVLIMID® (lenalidomide), POMALYST® (pomalidomide), ABRAXANE® (nab-paclitaxel), and VIDAZA® (azacytidine). Dr. Renschler was a post-doctoral fellow with Dr. Ronald Levy at Stanford University. Dr. Renschler is a board-certified medical oncologist with an MD from Stanford University and BA from Princeton University. Dr. Renschler was an Adjunct Clinical Associate Professor of Medicine (Oncology) at Stanford University until 2015, where he was teaching and treating patients in the lymphoma program. Over his career, Dr. Renschler has authored or co-authored over 40 scientific papers and has been named as an inventor on numerous issued and pending patents. We believe Dr. Renschler is qualified to serve on our board of directors due to his extensive experience in the biotechnology industry, cancer drug discovery and development, corporate governance, business development and executive leadership.

Joseph Zakrzewski has served as a member of our board of directors since 2018 and chairman since 2020. Mr. Zakrzewski has also served as a member of the board of directors of Amarin Corporation since 2010 and as chairman of the board of directors of AN2 Therapeutics, Inc. since 2017. Mr. Zakrzewski also served as chairman of the board of directors of Onxeo S.A. from 2015 to 2019. From 2011 to 2021, Mr. Zakrzewski served as a member of the board of directors of Acceleron Pharma Inc. From 2017 to March 2022, Mr. Zakrzewski served as a member of the board of directors of Sangamo Therapeutics, Inc. From 2008 through 2017, Mr. Zakrzewski served as a member of the board of directors of Insulet Corporation. From 2010 through 2013, Mr. Zakrzewski served as Chairman and Chief Executive Officer of Amarin. From 2007 to 2010, Mr. Zakrzewski served as President and Chief Executive Officer of Xcellerex. From 2005 to 2007, Mr. Zakrzewski served as the Chief Operating Officer of Reliant Pharmaceuticals. From 1988 to 2004, Mr. Zakrzewski held various executive positions at Eli Lilly & Company in the areas of R&D, manufacturing, finance and business development. In addition, Mr. Zakrzewski served as a Venture Partner with OrbiMed in 2010 and 2011. He also currently serves and has previously served on the board of directors of a number of privately held companies. Mr. Zakrzewski received a BS in Chemical Engineering and an MS in Biochemical Engineering from Drexel University as well as an MBA in Finance from Indiana University. We believe that Mr. Zakrzewski’s substantial experience as an executive officer of other pharmaceutical companies, as well as Mr. Zakrzewski’s service on boards of directors of other pharmaceutical companies qualify him to serve as a member of our Board of Directors.

Director Independence

Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of its initial public offering. In addition, the Nasdaq Stock Market rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent and that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the independent directors or by a nominating and corporate governance committee comprised solely of independent directors. Under the Nasdaq Stock Market rules, a director will only qualify as “independent” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such person is “independent” as defined under Nasdaq Stock Market rules and the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of our directors, with the exception of Dr. Renschler, is an “independent director” as defined under applicable rules of the Nasdaq Stock Market. In addition, Mr. Romberger and Mr. Thero each satisfies the independence criteria set forth in Rule 10A-3 under the Exchange Act, and all members of our compensation committee satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act and are “non-employee directors” as defined in Section 16b-3 of the Exchange Act. In making such determination, our Board of Directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Renschler is not an independent director under these rules because he is our President and Chief Executive Officer.

Board Membership Criteria

Our Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board of Directors criteria for Board membership and, consistent with those criteria, recommending to the Board of Directors director candidates and nominees for the next annual meeting of stockholders. As reflected in our Corporate Governance Guidelines, it is the policy of the Board of Directors that all directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders. The Board of Directors believes that each director should possess the requisite ability, judgment and experience to oversee the Company’s business, and should contribute to the overall diversity of the Board of Directors. The Board of Directors considers the qualifications of directors and director candidates individually and in the broader context of its overall composition and the Company’s current and anticipated future needs.

Our Nominating and Corporate Governance Committee does not have a policy (formal or informal) with respect to diversity, but takes into consideration each candidate’s ability, judgment and experience and the overall diversity and composition of our Board when recommending director nominees. We value the many kinds of diversity reflected in our director nominees. The below table sets forth certain diversity characteristics of our Board:

Board Diversity Matrix (as of April 29, 2022)
Total Number of Directors	-
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	-	2
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	6	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Demographic Background Undisclosed	2

Stockholders may also nominate persons to be elected as directors in accordance with our bylaws and applicable law, as described under “General Matters—Stockholder Proposals and Nominations.” The Nominating and Corporate Governance Committee does not have a written policy regarding stockholder nominations, but it has determined that it is the practice of the committee to consider candidates proposed by stockholders if made in accordance with our bylaws.

Board Meetings and Attendance

The Board of Directors held 7 meetings during the year ended December 31, 2021. Each of the directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the year ended December 31, 2021 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee and excluding any meetings in which a director was an interested party).

The non-employee directors met in executive session during each of the regularly scheduled Board of Directors meetings during the year ended December 31, 2021.

We did not have an annual meeting of stockholders in 2021.

Role of the Board in Risk Oversight

Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board of Directors is responsible for general oversight of risks and regular review of information regarding our risks, including liquidity risks and operational risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board of Directors, potential conflicts of interest and significant issues of corporate social responsibility. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through discussions from committee members about such risks. Our Board of Directors believes its administration of its risk oversight function has not negatively affected our Board of Directors’ leadership structure.

BOARD COMMITTEES

Our Board of Directors has established four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Science and Technology Committee, each of which operates pursuant to a charter adopted by our board of directors. The board of directors may also establish other committees from time to time to assist us and the board of directors in their duties. The composition and functioning of all of our committees complies with all applicable requirements of the Sarbanes-Oxley Act, the Nasdaq Stock Market and the Exchange Act. The charters of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are each available on the corporate governance section of our website at www.cyteir.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase shares of our common stock.

The following table describes which directors serve on each of the Board of Directors’ committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee
Racquel Bracken		X (3)
Jean George, M.B.A.(1)		X	X (3)
Jeffrey Humphrey, M.D.(2)				X
Susan Molineaux, Ph.D.			X	X (3)
Janwillem Naesens, M.Sc., M.B.A.(4)	X			X
Markus Renschler, M.D.
Timothy Romberger	X
Stephen Sands(2)	X
John Thero(2)	X (3)
Joseph Zakrzewski		X	X

(1)
Ms. George served as a member of our Audit Committee from December 2021 until February 2022.
(2)
Nominated for election at the Annual Meeting. See Proposal No. 1.
(3)
Chair of the committee.
(4)
Mr. Naesens tendered his resignation from the Board of Directors effective immediately prior to the commencement of the Annual Meeting and is not standing for re-election at the Annual Meeting.

Audit Committee

Our Audit Committee is composed of John Thero, Janwillem Naesens, Timothy Romberger and Stephen Sands, with Mr. Thero serving as Chair of the committee. Mr. Naesens tendered his resignation from the Board of Directors effective immediately prior to the commencement of the Annual Meeting and is not standing for re-election at the Annual Meeting. The Board of Directors has determined that each of Mr. Thero, Mr. Romberger and Mr. Sands meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. The Board of Directors has determined that each of Messrs. Thero, Naesens, Romberger and Sands are “audit committee financial experts” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. Our Audit Committee’s responsibilities include:

•
appointing, approving the compensation of, and evaluating the qualifications, performance and independence of our independent registered public accounting firm;
•
overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm, and pre-approving all audit and permitted non-audit services to be performed by our independent registered public accounting firm;
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, including earnings releases;
•
reviewing and discussing with management and our independent registered public accounting firm any material issues regarding accounting principles and financial statement presentations;

•
coordinating our board of directors’ oversight of our internal control over financial reporting, disclosure controls and procedures, code of business conduct and ethics, procedures for complaints and legal and regulatory matters;
•
discussing our risk management policies with management;
•
establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•
meeting independently with our independent registered public accounting firm and management;
•
reviewing and approving any related person transactions;
•
overseeing our guidelines and policies governing risk assessment and risk management;
•
overseeing the integrity of our information technology systems, process and data;
•
preparing the audit committee report required by SEC rules;
•
reviewing and assessing, at least annually, the adequacy of the audit committee’s charter; and
•
performing, at least annually, an evaluation of the performance of the audit committee.

During the year ended December 31, 2021, the Audit Committee met eight times. The report of the Audit Committee is included in this proxy statement under “Audit Committee Report.”

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is composed of Jean George, Susan Molineaux, Ph.D. and Joseph Zakrzewski, with Ms. George serving as Chair of the committee. Our Nominating and Corporate Governance Committee’s responsibilities include:

•
identifying individuals qualified to become members of our board of directors consistent with criteria approved by the board and receiving nominations for such qualified individuals;
•
recommending to our board of directors the persons to be nominated for election as directors and to each committee of the board;
•
establishing a policy under which our shareholders may recommend a candidate to the nominating and corporate governance committee for consideration for nomination as a director;
•
reviewing and recommending committee slates on an annual basis;
•
recommending to our Board of Directors qualified candidates to fill vacancies on our Board of Directors;
•
developing and recommending to our board of directors a set of corporate governance principals applicable to us and reviewing the principles on at least an annual basis;

•
reviewing and making recommendations to our board with respect to our board leadership structure and board committee structure;
•
reviewing, in concert with our Board of Directors, our policies and practices with respect to significant issues of corporate social responsibility (including diversity and inclusion and community involvement) and environmental sustainability and periodically review the Company’s public disclosures with respect to such matters;
•
making recommendations to our Board of Directors processes for annual evaluations of the performance of our Board of Directors, our chief executive officer and committees of our Board of Directors;
•
overseeing the process for annual evaluations of our Board of Directors, chief executive officer and committees of our Board of Directors and certifying that performance of our chief executive officer and other members of executive management is being properly evaluated;
•
considering and reporting to our Board of Directors any questions of possible conflicts of interest of members of our Board of Directors;
•
providing new director orientation and continuing education for existing directors on a periodic basis;
•
overseeing the maintenance and presentation to our Board of Directors of management’s plans for succession to senior management positions in the Company;
•
reviewing and assessing, at least annually, the adequacy of the nominating and corporate governance committee’s charter; and
•
performing, on an annual basis, an evaluation of the performance of the nominating and corporate governance committee.

During the year ended December 31, 2021, the Nominating and Corporate Governance Committee met three times since its establishment in June 2021.

Compensation Committee

Our Compensation Committee is composed of Racquel Bracken, Jean George and Joseph Zakrzewski, with Ms. Bracken serving as Chair of the committee. The Board of Directors has determined that each member of the Compensation Committee is “independent” as defined under the applicable listing standards of Nasdaq and meets the independence criteria set forth in Rule 10C-1 under the Exchange Act. Our Compensation Committee’s responsibilities include:

•
assisting our Board of Directors in developing and reviewing potential candidates for executive positions;
•
reviewing our overall compensation strategy, including base salary, incentive compensation and equity-based grants;
•
reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and our other executive officers;

•
recommending to our board of directors the compensation of our chief executive officer and other executive officers;
•
reviewing and making recommendations to the Board of Directors with respect to director compensation;
•
overseeing and administering our cash and equity incentive plans;
•
reviewing, considering and selecting, to the extent determined to be advisable, a peer group of appropriate companies for purposes of benchmarking and analysis of compensation for our executive officers and directors;
•
reviewing and approving all employment contract and other compensation, severance and change-in-control arrangements for our executive officers;
•
recommending to our Board of Directors any stock ownership guidelines for our executive officers and non-employee directors;
•
retaining, appointing or obtaining advice of a compensation consultant, legal counsel or other advisor, and determining the compensation and independence of such consultant or advisor;
•
preparing, if required, the compensation committee report on executive compensation for inclusion in our annual proxy statement in accordance with the proxy rules;
•
monitoring our compliance with the requirements of Sarbanes-Oxley relating to loans to directors and officers;
•
overseeing our compliance with applicable SEC rules regarding shareholder approval of certain executive compensation matters;
•
reviewing the risks associated with our compensation policies and practices;
•
reviewing and assessing, at least annually, the adequacy of the compensation committee’s charter; and
•
performing, on an annual basis, an evaluation of the performance of the compensation committee.

During the year ended December 31, 2021, the Compensation Committee met six times.

Science and Technology Committee

Our Science and Technology Committee is composed of Jeffrey Humphrey, M.D., Susan Molineaux, Ph.D. and Janwillem Naesens, with Dr. Molineaux serving as Chair of the committee. Mr. Naesens tendered his resignation from the Board of Directors effective immediately prior to the commencement of the Annual Meeting and is not standing for re-election at the Annual Meeting. Our Science and Technology committee’s responsibilities include:

•
serving as a resource and providing feedback to us and the board of directors concerning any aspects of our research and development strategy and execution;

•
reviewing, evaluating, and advising the board of directors and management regarding the long-term research and development strategic goals and objectives, and the direction of our research and development programs;
•
reviewing matters relating to scientific capabilities and programs, reporting to the board of directors regarding such review in order to help facilitate the board of directors’ oversight of our research and development activities;
•
regularly reviewing our research and development pipeline;
•
reviewing and assessing our intellectual property portfolio and strategy;
•
annually performing, or participating in, an evaluation of the performance of the science and technology committee, the results of which shall be presented to the board of directors;
•
reviewing and reassessing the adequacy of the science and technology committee’s charter and submitting any changes to the board of directors for approval on an annual basis; and
•
reviewing such other topics as delegated to the science and technology committee from time to time by the board of directors.

Delegation of Authority and the Role of Management

The Compensation Committee may delegate to subcommittees, consisting of one or more members of the Compensation Committee, any of the responsibilities of the full committee.

Our Chief Executive Officer makes compensation-related recommendations to the Compensation Committee with respect to annual base salary, target bonus opportunities and long-term incentive award grants for the named executive officers (other than himself). No member of the management team, including our Chief Executive Officer, has a role in determining his or her own compensation.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than ten percent of our common stock to file with the SEC initial reports of beneficial ownership of our stock and reports of changes in that beneficial ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they file with the SEC.

Based solely upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the year ended December 31, 2021 all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

Code of Ethics and Conduct

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the investor section of our website. In addition, we intend to post on our website all disclosures that are required by law or listing rules concerning any amendments to, or waivers from, any provision of the code.

Policy Against Hedging of Stock

Our insider trading policy prohibits our directors, officers and employees from entering into hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, because such transactions may permit a director, officer or employee to continue to own securities obtained through our employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the individual may no longer have the same objectives as our other shareholders.

EXECUTIVE OFFICERS

Below is a list of the names, ages as of March 31, 2022 and positions, and a brief account of the business experience of the individuals who serve as our executive officers.

Name	Age	Position
Markus Renschler, M.D.	60	President, Chief Executive Officer and Director (Class III)
Andrew Gengos	57	Chief Business Officer and Secretary
Paul Secrist, Ph.D.	56	Chief Scientific Officer
David Gaiero	43	Vice President, Finance
Adam M. Veness, Esq.	36	General Counsel

EXECUTIVE OFFICER BIOGRAPHIES

Biographical information for Markus Renschler, M.D., our Chief Executive Officer and President, is included herein under “Director Biographies—Directors with Terms Expiring in 2024 (Class III Directors).”

Andrew Gengos has served as our Chief Business Officer since February 2020. Prior to joining Cyteir, Mr. Gengos served as Chief Business Officer and Chief Financial Officer of AOBiome Therapeutics from January 2019 to December 2019. Prior to that, from October 2017 to December 2018, Mr. Gengos served as Chief Operating Officer and Head of Corporate Development at Synlogic Inc. Before joining Synlogic, Mr. Gengos served as Chief Executive Officer, President, and Director of ImmunoCellular Therapeutics from December 2012 to December 2016. Prior to that, Mr. Gengos served as Vice President of Strategy and Corporate Development at Amgen from 2002 to 2010. Prior to Amgen, Mr. Gengos was Senior Engagement Manager at McKinsey & Company from 1991 to 1998, focusing in their healthcare practice. Mr. Gengos received his B.S. in Chemical Engineering from the Massachusetts Institute of Technology and an M.B.A. from the UCLA Anderson School of Management.

Paul Secrist, Ph.D., has served as our Chief Scientific Officer since June 2020. Prior to joining Cyteir, Dr. Secrist was the Senior Vice President of Discovery Research at Lifemine Therapeutics from January 2018 until June 2020. Prior to that, Dr. Secrist served as Sr. Principal Scientist and Director at AstraZeneca Pharmaceuticals from September 2011 to December 2017. Prior to that, Dr. Secrist has served in various scientific leadership roles at drug discovery and development companies including OSI Pharmaceuticals, Aton Pharma, and Merck & Company since beginning his pharmaceutical and biotechnology career in 1996. In these organizations, Dr. Secrist led multiple preclinical drug discovery, drug development and translational biology programs, focusing primarily in oncology. Dr. Secrist received a bachelor’s degree in Biology from Wartburg College and a Ph.D. in Pharmacology from Mayo Graduate School. He received his post-doctoral training at National Jewish Hospital in Denver, CO.

David Gaiero has served as our Vice President of Finance since December 2020. Prior to joining Cyteir, Mr. Gaiero served in various roles at Wave Life Sciences from 2017 to 2020, most recently serving as Interim Chief Financial Officer and prior to that, serving as Vice President and Corporate Controller. Prior to joining Wave, from 2015 to 2017, Mr. Gaiero served as Vice President and Corporate Controller of OvaScience, Inc. Prior to that, Mr. Gaiero held various positions of increasing responsibility and scope in finance and accounting at iRobot Corporation. Mr. Gaiero began his career in public accounting at PricewaterhouseCoopers LLP. Mr. Gaiero received a B.B.A. in Accounting from the University of Massachusetts, Amherst, and is a Certified Public Accountant in Massachusetts.

Adam M. Veness, Esq. has served as our General Counsel since April 2022. Prior to joining Cyteir, Mr. Veness served as general counsel and secretary of Acceleron Pharma Inc. from 2019 until the company’s sale in 2021. Mr. Veness held various positions of increasing responsibility within the legal department of Acceleron from 2014 to 2019, and also served as Acceleron’s compliance officer from 2017 to 2019. Prior to that, Mr. Veness was a corporate and securities attorney from 2012 to 2014 at the Boston offices of the law firm Mintz Levin, and from 2010 to 2011 he was an attorney for a boutique litigation firm. Mr. Veness received a B.A. in political science and philosophy from Tulane University and a J.D. from Boston University School of Law.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Introduction

This section provides an overview of the compensation awarded to, earned by or paid to our principal executive officer and our next two most highly compensated executive officers listed below in respect of their service to us for the fiscal year ended December 31, 2021. We refer to these individuals as our named executive officers. Our named executive officers are:

•
Markus Renschler, M.D., our President and Chief Executive Officer;
•
Andrew Gengos, our Chief Business Officer; and
•
Paul Secrist, Ph.D., our Chief Scientific Officer.

The compensation committee of our board of directors is responsible for determining the compensation of our executive officers. Our executive compensation program is designed to attract, retain and reward key employees, to incentivize them based on corporate achievements, and to align their interests with the interests of our shareholders. Our Chief Executive Officer made recommendations to the compensation committee about the compensation of his direct reports, including Mr. Gengos and Dr. Secrist, in respect of fiscal year 2021.

The compensation committee has engaged Pearl Meyer as its independent compensation consultant, to assist in evaluating the Company’s executive and director compensation practices, including program design, identification of an appropriate peer group for compensation comparison purposes and providing peer group and other pay benchmarking data. Prior to engaging Pearl Meyer, and annually thereafter, our compensation committee has assessed the independence of Pearl Meyer from management and, on the basis of that assessment and taking into consideration the independence factors that are required to be considered under applicable stock exchange rules, determined that no relationships exist that would create a conflict of interest or that would compromise Pearl Meyer’s independence.

Summary compensation table

The following table sets forth the compensation awarded to, earned by or paid to our named executive officers in respect of their service to us for the fiscal years ended December 31, 2021 and December 31, 2020:

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Option awards ($)(2)	Nonequity incentive plan compensation ($)(3)	Total
Markus Renschler, M.D. President and Chief Executive Officer	2021	503,841	—	2,775,397	227,516	3,506,754
	2020	450,000	—	106,116	180,000	736,116

Andrew Gengos(4) Chief Business Officer	2021	394,474	—	555,075	142,423	1,091,972
	2020	299,674	25,000	246,205	111,832	682,711

Paul Secrist, Ph.D.(5) Chief Scientific Officer	2021	385,105	—	556,815	149,916	1,091,836
	2020	172,769	25,000	248,104	67,456	513,329

(1)
The amounts reported in this column reflect a $25,000 signing bonus paid to each of Mr. Gengos and Dr. Secrist in connection with the commencement of the executive’s employment with us.
(2)
The amounts reported in this column represent the aggregate grant date fair value of stock options granted to each of our named executive officers during fiscal years 2021 and 2020 determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used to value the options for this purpose are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
(3)
The amounts reported in this column represent annual bonuses earned by our named executive officers in respect of fiscal year 2021 or fiscal year 2020, as applicable, based on the attainment of corporate performance goals and, for Mr. Gengos and Dr. Secrist, individual performance goals. For a description of our fiscal year 2021 bonus program, see “Annual bonuses” below.
(4)
Mr. Gengos commenced employment with us on February 24, 2020.
(5)
Dr. Secrist commenced employment with us on June 15, 2020.

Narrative disclosure to summary compensation table

Annual base salary

The amended and restated employment agreement with each named executive officer, described below, establishes an annual base salary for the executive, which is subject to periodic review. In connection with our initial public offering in June 2021, Dr. Renschler’s base salary was increased to $537,000, Mr. Gengos’s base salary was increased to $400,000 and Dr. Secrist’s base salary was increased to $405,000.

Annual bonuses

With respect to fiscal year 2021, each of Drs. Renschler and Secrist and Mr. Gengos was eligible to receive an annual bonus, with the target amount of such bonus for each named executive officer set forth in his employment agreement with us, described below. For fiscal year 2021, the target bonus amount for Dr. Renschler was 50% of base salary and for each of Mr. Gengos and Dr. Secrist was 40% of base salary. Annual bonuses for fiscal year 2021 for our named executive officers were based on the attainment of corporate objectives relating to advancing certain of our programs, advancing our pipeline through, for example, licensing deals, and completion of our initial public offering, as determined by the compensation committee (100% of target bonus for Dr. Renschler and 80% of target bonus for Mr. Gengos and Dr. Secrist ) and individual performance (20% of target bonus for Mr. Gengos and Dr. Secrist). In February 2022, the compensation committee determined that the 2021 corporate objectives had been achieved at 90% of target and that 2021 individual performance goals for Mr. Gengos and Dr. Secrist had been achieved at 90% and 125% of target, respectively. For 2021, each of Dr. Renschler, Mr. Gengos and Dr. Secrist received 90%, 90% and 97% of his target bonus, respectively.

Agreements with our named executive officers

Drs. Renschler and Secrist and Mr. Gengos are each party to an amended and restated employment agreement with us that sets forth the terms and conditions of his respective employment. The material terms of the agreements are described below. The terms “cause,” “good reason” and “change in control” referred to below are defined in the respective named executive officer’s agreement.

Dr. Renschler. We entered into an amended and restated employment agreement with Dr. Renschler, effective May 25, 2021. Dr. Renschler’s employment agreement, as amended, provides for a fixed base salary, subject to discretionary adjustment, and a target bonus equal to 40% of his annual base salary, which was increased to 50% of his annual base salary in connection with our initial public offering. The actual amount of the bonus is payable based upon the achievement of quantitative and qualitative performance objectives established by our board of directors or the compensation committee.

Dr. Renschler’s employment agreement also provides that, for so long as Dr. Renschler serves as our President and Chief Executive Officer, we will nominate him to serve as a member of our board of directors at each annual meeting of stockholders at which his then-current term expires and, if so elected, he will continue to serve on our board of directors.

Dr. Renschler’s employment agreement contains a perpetual non-disparagement covenant. Dr. Renschler is also party to a Non-Competition Agreement pursuant to which he has agreed not to compete with us during his employment and for one year following the termination of his employment other than due to a layoff or a termination by us without cause. He is also party to a Nondisclosure, Inventions and Nonsolicitation Agreement under which he has agreed to a perpetual confidentiality covenant and an assignment of intellectual property covenant, and has agreed not to solicit our business partners and employees during his employment and for one year following the termination of his employment for any reason.

Mr. Gengos. We entered into an amended and restated employment agreement with Mr. Gengos, effective May 25, 2021, that provides for a fixed base salary, subject to discretionary adjustment, and a target bonus equal to 35% of his annual base salary, which was increased to 40% of his annual base salary in connection with our initial public offering. The actual amount of the bonus is payable based on achievement of performance goals established by our board of directors or the compensation committee. The employment agreement provides that the one-time signing bonus of $25,000 paid to Mr. Gengos in connection with his commencement of employment was repayable by him if his employment had been terminated by us for cause or by him without good reason, in either case before February 24, 2022.

Under his employment agreement, Mr. Gengos has agreed not to compete with us during his employment and for one year following the termination of his employment other than due to a layoff or a termination by us without cause, and not to solicit our business partners, employees and independent contractors during his employment and for one year following the termination of his employment for any reason. In addition, he has agreed to a perpetual confidentiality covenant, a perpetual non-disparagement covenant and an assignment of intellectual property covenant. Mr. Gengos is also party to a Nondisclosure, Inventions and Nonsolicitation Agreement under which he has agreed to a perpetual confidentiality covenant and an assignment of intellectual property covenant, and has agreed not to solicit our business partners and employees during his employment and for one year following the termination of his employment for any reason.

Dr. Secrist. We entered into an amended and restated employment agreement with Dr. Secrist, effective May 25, 2021, that provides for a fixed base salary, subject to discretionary adjustment, and a target bonus equal to 35% of his annual base salary, which was increased to 40% of his annual base salary in connection with our initial public offering. The actual amount of the bonus is payable based on achievement of performance goals established by our board of directors or the compensation committee. The employment agreement provides that the one-time signing bonus of $25,000 paid to Dr. Secrist in connection with his commencement of employment is repayable by him if his employment is terminated by us for cause or by him without good reason, in either case before June 15, 2022.

Under his employment agreement, Dr. Secrist has agreed not to compete with us during his employment and for one year following the termination of his employment other than due to a layoff or a termination by us without cause, and not to solicit our business partners, employees and independent contractors during his employment and for one year following the termination of his employment for any reason. In addition, he has agreed to a perpetual confidentiality covenant, a perpetual non-disparagement covenant and an assignment of intellectual property covenant. Dr. Secrist is also party to a Nondisclosure, Inventions and Nonsolicitation Agreement under which he has agreed to a perpetual confidentiality covenant and an assignment of intellectual property covenant, and has agreed not to solicit our business partners and employees during his employment and for one year following the termination of his employment for any reason.

Severance upon termination of employment; change in control

Dr. Renschler. Under his amended and restated employment agreement, if Dr. Renschler’s employment is terminated by us without cause or by him for good reason, he will be entitled to (i) continued payment of his base salary for 12 months and (ii) subject to his timely election of COBRA coverage, payment of a monthly amount equal to the monthly health premiums paid by us on behalf of Dr. Renschler and his eligible dependents prior to such termination for 12 months (or, if earlier, until he ceases to be eligible for COBRA coverage or obtains health coverage from another employer).

If Dr. Renschler’s employment is terminated by us without cause or by him for good reason, in either case, within 24 months after a change in control, in lieu of the severance benefits described above, he will be entitled to (i) an amount equal to 1.5 multiplied by the sum of his base salary and target bonus, payable over a period of 18 months, and (ii) subject to his timely election of COBRA coverage, payment of a monthly amount equal to the monthly health premiums paid by us on behalf of Dr. Renschler and his eligible dependents prior to such termination for a period of 18 months (or, if earlier, until he ceases to be eligible for COBRA coverage or obtains health coverage from another employer).

If Dr. Renschler’s employment is terminated by us without cause or by him for good reason, in either case, at any time after a change in control, in addition to the severance benefits described above, he will be entitled to (i) accelerated vesting of all outstanding stock options and other equity-based awards held by him at the time of the change in control (with any awards that are subject to performance-based vesting conditions vesting based on the greater of target or actual achievement of the applicable performance goals, as determined by our board of directors or the compensation committee, determined as if any applicable service-based vesting requirement had been met) and (ii) extended exercisability of outstanding stock options through the original term of the stock option.

Mr. Gengos and Dr. Secrist. Under our amended and restated employment agreements with Mr. Gengos and Dr. Secrist, if the executive’s employment is terminated by us without cause or by him for good reason, he will be entitled to (i) continued payment of his base salary for a period nine months following his termination and (ii) subject to his timely election of COBRA coverage, payment of a monthly amount equal to the monthly health premiums paid by us on behalf of the executive and his eligible dependents prior to such termination for nine months (or, if earlier, until he ceases to be eligible for COBRA coverage or obtains health coverage from another employer).

If the executive’s employment is terminated by us without cause or by him for good reason, in either case, within 12 months following a change in control, in lieu of the severance benefits described above, the executive will be entitled to (i) an amount equal to the sum of his base salary and target bonus, payable over a period of 12 months and (ii) subject to his timely election of COBRA coverage, payment of a monthly amount equal to the monthly health premiums paid by us on behalf of the executive and his eligible dependents prior to such termination for 12 months (or, if earlier, until he ceases to be eligible for COBRA coverage or obtains health coverage from another employer).

If the executive’s employment is terminated by us without cause or by him for good reason, in either case, at any time after a change in control, in addition to the severance benefits described above, he will be entitled to accelerated vesting of all outstanding stock options and other equity-based awards held by him at the time of the change in control (with any awards that are subject to performance-based vesting conditions vesting based on the greater of target or actual achievement of the applicable performance goals, as determined by our board of directors or the compensation committee, determined as if any applicable service-based vesting requirement had been met).

Severance Subject to Conditions. Our obligation to provide an executive with severance payments and other benefits under the executive’s employment agreement is conditioned on the executive signing a release of claims in favor of us and complying with the restrictive covenants applicable to him.

Employee and retirement benefits

We currently provide broad-based health and welfare benefits that are available to all of our employees, including our named executive officers, including health, life and AD&D, disability, vision and dental insurance. In addition, we maintain a 401(k) retirement plan for our full-time employees. The 401(k) plan also permits us to make discretionary employer contributions. We did not make any discretionary employer contributions to the 401(k) plan in 2021. Beginning January 1, 2022, our 401(k) plan provides for a safe harbor matching contribution of 100% of up to 3% of a participant’s eligible compensation and 50% of a participant’s eligible compensation between 3% and 5%. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our named executive officers.

Equity compensation

Each of our named executive officers received stock option grants in fiscal year 2021 under the Cyteir Therapeutics, Inc. 2012 Stock Incentive Plan, or the 2012 Plan.

On February 22, 2021, each of Dr. Renschler and Mr. Gengos was granted an option to purchase 500,344 shares of our common stock and 102,927 shares of our common stock, respectively, which vests as to 1/36 of the underlying shares monthly following the vesting commencement date of February 5, 2021, until the option is fully vested on the third anniversary of the vesting commencement date, generally subject to the executive’s continued employment with us through the applicable vesting date.

On February 22, 2021, Dr. Secrist was granted an option to purchase 102,927 shares of our common stock, which vests as to 1/3 of the underlying shares on February 5, 2022, and at a rate of 1/36th of the underlying shares monthly thereafter until the option is fully vested on the third anniversary of the vesting commencement date, generally subject to Dr. Secrist’s continued employment with us through the applicable vesting date.

Outstanding awards at fiscal year-end table

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2021:

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($/share)	Option expiration date
Markus Renschler, M.D.	2	63,408	1.20	2/24/2030(1)
	—	106,345	1.03	12/10/2028(2)
	128,661	371,684	7.10	2/21/2031(3)
Andrew Gengos	27,576	119,495	1.20	3/23/2030(4)
	—	55,151	1.20	3/23/2030(5)
	28,590	74,337	7.10	2/21/2031(6)
Paul Secrist, Ph.D.	82,726	137,879	1.20	7/21/2030(7)
	—	55,151	1.20	7/21/2030(8)
	—	102,927	7.10	2/21/2031(9)

(1)
Represents an option to purchase 121,743 shares of our common stock granted on February 25, 2020, which vests in 48 equal monthly installments commencing on January 1, 2020, generally subject to Dr. Renschler’s continued employment with us through the applicable vesting date. Dr. Renschler early exercised 30,435 shares underlying this option, all of which had vested as of December 31, 2021.
(2)
Represents an option to purchase 748,063 shares of our common stock granted on December 11, 2018, which vests as to 18,334 shares underlying the award per month beginning February 3, 2019, generally subject to Dr. Renschler’s continued employment with us through the applicable vesting date. Dr. Renschler early exercised 220,018 shares underlying this option, all of which had vested as of December 31, 2021.

(3)
Represents an option to purchase 514,639 shares of our common stock granted on February 22, 2021, which vests as to 1/36 of the underlying shares monthly following the vesting commencement date, February 5, 2021, until the option is fully vested on the third anniversary of the vesting commencement date, generally subject to Dr. Renschler’s continued employment with us through the applicable vesting date.
(4)
Represents an option to purchase 220,605 shares of our common stock granted on March 24, 2020, which vested as to 25% of the shares underlying the award on February 24, 2021 and as to the remaining shares underlying the award in 36 equal monthly installments thereafter, generally subject to Mr. Gengos’s continued employment with us through the applicable vesting date. Mr. Gengos early exercised 73,534 shares underlying this option, all of which had vested as of December 31, 2021.
(5)
Represents an option to purchase 55,151 shares of our common stock granted on March 24, 2020, which vests as to 75% of the shares underlying the award on February 24, 2023 and as to the remaining shares underlying the award in 12 equal monthly installments thereafter, generally subject to Mr. Gengos’s continued employment with us through the applicable vesting date.
(6)
Represents an option to purchase 102,927 shares of our common stock granted on February 22, 2021, which vests as to 1/36 of the underlying shares monthly following the vesting commencement date, February 5, 2021, until the option is fully vested on the third anniversary of the vesting commencement date, generally subject to Mr. Gengos’s continued employment with us through the applicable vesting date.
(7)
Represents an option to purchase 220,605 shares of our common stock granted on July 22, 2020, which vested as to 25% of the shares underlying the award on June 15, 2021 and as to the remaining shares underlying the award in 36 equal monthly installments thereafter, generally subject to Dr. Secrist’s continued employment with us through the applicable vesting date.
(8)
Represents an option to purchase 55,151 shares of our common stock granted on July 22, 2020, which vests as to 75% of the shares underlying the award on June 15, 2023 and as to the remaining shares underlying the award in 12 equal monthly installments thereafter, generally subject to Dr. Secrist’s continued employment with us through the applicable vesting date.
(9)
Represents an option to purchase 102,927 shares of our common stock granted on February 22, 2021, which vests as to 1/3 of the underlying shares on February 5, 2022, and at a rate of 1/36th of the underlying shares monthly thereafter until the option is fully vested on the third anniversary of the vesting commencement date, generally subject to Dr. Secrist’s continued employment with us through the applicable vesting date.

Director compensation

The following table sets forth the compensation awarded to, earned by or paid to our non-employee directors during the fiscal year ended December 31, 2021. Dr. Renschler’s compensation for 2021 is included with that of our other named executive officers above.

Name	Fees earned or paid in cash ($)(1)	Option awards ($)(2)	Total ($)
Joseph Zakrzewski	80,800	555,075	635,875
Racquel Bracken	26,667	231,498	258,165
Jean George	27,280	231,498	258,778
Jeffrey Humphrey, M.D.(3)	1,802	231,723	233,525
Susan Molineaux, Ph.D.	25,067	88,573	113,640
Janwillem Naesens	24,800	231,498	256,298
Timothy Romberger	26,667	231,498	258,165
Karen Hong, Ph.D. (4)	—	—	—

(1)
Amounts represent cash fees earned in fiscal 2021, pro-rated for the director’s service during the year.
(2)
Amounts represent the aggregate grant date fair value of stock options granted to Mr. Zakrzewski, Ms. Bracken, Ms. George, Dr. Humphrey, Dr. Molineaux, Mr. Naesens, and Mr. Romberger during fiscal 2021 determined in accordance with ASC Topic 718. The assumptions used to value the options for this purpose are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. As of December 31, 2021, Mr. Zakrzewski held 79,932 restricted shares of our common stock (received upon the early exercise of stock options held by him, as described below), and options to purchase 97,209 shares of our common stock; Ms. Bracken held options to purchase 17,250 shares of our common stock; Ms. George held options to purchase 17,250 shares of our common stock; Dr. Humphrey held options to purchase 28,300 shares of our common stock; Dr. Molineaux held options to purchase 60,427 shares of our common stock; Mr. Naesens held options to purchase 17,250 shares of our common stock; and Mr. Romberger held options to purchase 17,250 shares of our common stock.
(3)
Dr. Humphrey was appointed to our board of directors on December 15, 2021.
(4)
Dr. Hong resigned her position as a director effective December 15, 2021 and did not receive any compensation with respect to her service as a director for 2021.

Director compensation

Mr. Zakrzewski. On June 10, 2020, in connection with his appointment as Chair of our board of directors, we entered into a letter agreement with Mr. Zakrzewski, pursuant to which he was entitled to receive an annual retainer of $80,000. On February 22, 2021, Mr. Zakrzewski was granted an option to purchase 102,927 shares of our common stock, which vests as to 1/36 of the underlying shares monthly following the vesting commencement date of February 5, 2021, until the option is fully vested on the third anniversary of the vesting commencement date, generally subject to Mr. Zakrzewski’s continued service on our board of directors through the applicable vesting date. If Mr. Zakrzewski is removed as a member of our board of directors other than for cause (as defined in his letter agreement), 50% of the outstanding stock options held by him will immediately vest and become exercisable. Upon the consummation of an acquisition, as defined in the 2012 Plan, all outstanding stock options held by Mr. Zakrzewski will immediately vest and become exercisable. Following our initial public offering, Mr. Zakrzewski is compensated for his services on our board of directors in accordance with our non-employee director compensation policy, described below.

Dr. Molineaux. On December 9, 2020, in connection with her appointment to our board of directors, we entered into a letter agreement with Dr. Molineaux, pursuant to which she was entitled to receive an annual retainer of $25,000. On February 22, 2021, Dr. Molineaux was granted an option to purchase 16,424 shares of our common stock, which vests as to 1/36 of the underlying shares monthly following the vesting commencement date of February 5, 2021, until the option is fully vested on the third anniversary of the vesting commencement date, generally subject to Dr. Molineaux’s continued service on our board of directors through the applicable vesting date. Following our initial public offering, Dr. Molineaux is compensated for her services on our board of directors in accordance with our non-employee director compensation policy, described below.

Director compensation policy

In connection with our initial public offering, our board of directors adopted a non-employee director compensation policy. The following summary describes the material terms of the non-employee director compensation policy.

Under the non-employee director compensation policy, as amended in December 2021, our directors, other than our employee directors, are compensated as follows:

•
each non-employee director receives an annual cash fee of $35,000 ($70,000 for the chair of our board of directors and $50,000 for our lead independent director, if applicable);
•
each non-employee director who is a member of the audit committee receives an additional annual cash fee of $7,500 ($15,000 for the audit committee chair);
•
each non-employee director who is a member of our compensation committee receives an additional annual cash fee of $7,500 ($15,000 for our compensation committee chair);
•
each non-employee director who is a member of the nominating and corporate governance committee receives an additional annual cash fee of $4,000 ($8,000 for the nominating and corporate governance committee chair);
•
each non-employee director who is a member of the science and technology committee receives an additional annual cash fee of $4,000 ($8,000 for the science and technology committee chair);
•
each non-employee director who is first elected or appointed to our board of directors is granted an option to purchase 28,300 shares of our common stock; and
•
each non-employee director is annually granted an option to purchase 14,150 shares of our common stock, pro-rated to reflect any partial year of service in the year the non-employee director is initially elected or appointed to our board of directors.

The stock options granted to our non-employee directors have a per share exercise price equal to the closing price of a share of our common stock on the date of grant (or if no closing price is reported on that date, the closing price on the immediately preceding date on which a closing price was reported) and expire not later than ten years after the date of grant. The stock option granted to a non-employee director upon his or her initial election to our board of directors vests as to one-third of the shares underlying the stock option on each of the first three anniversaries of the date of grant, subject to such director’s continued service on our board of directors. The annual stock options granted to our non-employee directors vest as to 100% of the shares underlying the stock option on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that follows the date of grant, subject to the director’s continued service on our board of directors. Upon a change in control (as defined in the Cyteir Therapeutics, Inc. 2021 Equity Incentive Plan (or as such term or similar term is defined in any successor plan)), each initial stock option and each annual stock option that is then outstanding will vest in full, subject to the director’s continued service on our board of directors through such change in control.

In connection with our initial public offering, each of Ms. Bracken, Ms. George, Mr. Naesens and Mr. Romberger was granted an option to purchase 17,250 shares of our common stock, which vests as to 100% of the shares underlying the stock option on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders that follows the date of grant, subject to the director’s continued service on our board of directors.

Each director is entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee on which he or she serves. A non-employee director may waive his or her right to compensation under the non-employee director compensation policy.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the audited consolidated financial statements of Cyteir for the year ended December 31, 2021 and has discussed these statements with management and Ernst & Young LLP, or Ernst & Young, the Company’s independent registered public accounting firm. Cyteir management is responsible for preparing the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of Cyteir in conformity with U.S. generally accepted accounting principles and discusses any issues it believes should be raised with us. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021.

The Audit Committee also received from, and discussed with, Ernst & Young the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the Securities and Exchange Commission.

Ernst & Young also provided the Audit Committee with the written disclosures and the letter required by Rule 3526 of the PCAOB. PCAOB Rule 3526 requires independent registered public accounting firms annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Ernst & Young its independence from Cyteir.

Based on its discussions with management and Ernst & Young, and its review of the representations and information provided by management and Ernst & Young, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Cyteir Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.

The Audit Committee of Cyteir Therapeutics, Inc.

John Thero, Chair

Janwillem Naesens

Timothy Romberger

Stephen Sands

Principal Accountant Fees and Services

We regularly review the services and fees of Ernst & Young LLP, our independent registered public accounting firm. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2020 and 2021 for each of the following categories of services are as follows (in thousands):

Fee Category	2021	2020
Audit Fees (1)	$322,500	$180,000
Audit-Related Fees (2)	600,000	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$922,500	$180,000

(1)
Audit fees in 2020 and 2021 consist of fees billed for professional services for the audit of our annual consolidated financial statements, the review of our interim consolidated financial statements included in our quarterly reports on Form 10-Q and other professional services normally provided in connection with statutory and regulatory filings, including the issuance of comfort letters and the issuance of consents on registration statements.
(2)
Audit Related Fees consist of fees billed for services provided in connection with our initial public offering. There were no such fees incurred in 2020.

The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by Ernst & Young LLP. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be communicated to the Audit Committee at its next scheduled meeting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as described below, there have been no transactions since January 1, 2020 in which we were a party, the amount involved exceeded or will exceed $120,000 and in which any related person had a direct or indirect material interest.

Series C Preferred Stock

In February 2021, we completed the sale of an aggregate of 21,784,885 shares of our Series C preferred stock at a purchase price of $3.67 per share for an aggregate purchase price of $79,999,980 (the “Series C Financing”). On June 11, 2021, we effected a 1-for-3.4088 reverse stock split of our common stock and adjusted the ratio at which our preferred stock was convertible into common stock as a result of the 1-for-3.4088 reverse stock split.

The following table summarizes purchases of shares of our Series C preferred stock by holders of more than 5% of our capital stock and entities affiliated with our executive officers and members of our Board of Directors.

Name of stockholder	Director(s)/executive officer(s)	Shares of Series C preferred stock	Approximate purchase price
Entities affiliated with Droia Ventures(1)	Janwillem Naesens	1,109,368	$4,073,899
Entities affiliated with Lightstone Ventures(2)	Jean George	832,026	$3,055,424
Novo Holdings A/S(3)	N/A	1,553,116	$5,703,461
Osage University Partners II, LP(4)	N/A	842,342	$3,093,307
Entities affiliated with RA Capital Management, L.P.(5)	N/A	6,807,778	$24,999,999
Entities affiliated with Venrock(6)	Racquel Bracken	1,109,368	$4,073,899

(1)
Droia Invest II SCSp is an affiliate of DF II GP Sàrl and of Wepaven BV, and was a holder of five percent or more of our capital stock at the time of the Series C Financing. Mr. Naesens is a Director at Wepaven BV, which is a Manager at DF II GP Sàrl, which is the General Partner of Droia Invest II SCSp, and is a member of our Board of Directors.
(2)
Lightstone Ventures II, L.P. and Lightstone Ventures II (A), L.P. together were holders of five percent or more of our capital stock at the time of the Series C Financing. Ms. George is a Managing Director of LSV Associates II, LLC, the general partner of Lightstone Ventures II, L.P. and Lightstone Ventures II (A), L.P. and may be deemed to have shared voting and dispositive power with respect to the shares held by Lightstone Ventures II, L.P. and Lightstone Ventures II (A), L.P. Ms. George is a member of our Board of Directors.
(3)
Novo Holdings A/S was a holder of five percent or more of our capital stock at the time of the Series C Financing. Dr. Karen Hong is employed as a Partner at Novo Ventures (US), Inc., which provides certain consultancy services to Novo Holdings A/S, and was a member of our board of directors until December 2021. Dr. Hong is not deemed to hold any beneficiary ownership or reportable pecuniary interest in the shares held by Novo Holdings A/S. Dr. Hong resigned from our Board of Directors in December 2021.
(4)
Osage University Partners II, LP was a holder of five percent or more of our capital stock at the time of the Series C Financing.

(5)
Consists of 5,786,611 shares of common stock issuable upon conversion of shares of Series C preferred stock held by RA Capital Healthcare Fund, L.P. (RA Healthcare) and 1,021,167 shares of common stock issuable upon conversion of Series C preferred stock held by RA Capital Nexus Fund II, L.P. (Nexus Fund). RA Capital Management, L.P. is the investment manager for RA Healthcare and Nexus Fund. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. RA Capital Management, L.P., RA Capital Management GP, LLC, Peter Kolchinsky and Rajeev Shah may be deemed to have voting and investment power over the shares held of record by RA Healthcare and Nexus Fund. RA Capital Management, L.P., RA Capital Management GP, LLC, Peter Kolchinsky and Rajeev Shah disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein.
(6)
Venrock Associates VII, L.P. and Venrock Partners VII, L.P. were holders of five percent or more of our capital stock at the time of the Series C Financing. Racquel Bracken is a Partner at Venrock and is a member of our board of directors.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers against certain liabilities, costs and expenses, and have purchased directors’ and officers’ liability insurance. We also maintain a general liability insurance policy which covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Related Person Transactions Policy

Our Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked with considering all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

In accordance with the Company’s certificate of incorporation and bylaws, the Board of Directors is divided into three classes. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Jeffrey Humphrey, M.D., Janwillem Naesens, Stephen Sands and John Thero are the Class I directors whose terms expire at the 2022 Annual Meeting of Stockholders. Each of Jeffrey Humphrey, Stephen Sands and John Thero have been nominated for and have agreed to stand for election to the Board of Directors to serve as a Class I director of the Company for three years and until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Naesens tendered his resignation from the Board of Directors effective immediately prior to the commencement of the Annual Meeting and is not standing for re-election. Accordingly, Mr. Naesens is not included as a nominee for election and his term will end at the Annual Meeting.

Our bylaws provide for a majority voting standard for the election of directors in an uncontested election. Accordingly, a director nominee will be elected at the Annual Meeting only if the votes properly cast FOR his election exceed the votes properly cast AGAINST his election.

It is intended that, unless you give contrary instructions, shares represented by proxies will be voted FOR the election of the nominees listed. Cyteir has no reason to believe that the nominees will be unable to serve. In the event that the nominees are unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may determine that no directors are to be elected at the Annual Meeting. Information relating to the nominees for election as directors and for each continuing director, including his or her period of service as a director of Cyteir, principal occupation and other biographical material, is included in this proxy statement under “Management and Corporate Governance—Board Composition and Structure—Director Biographies.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES FOR CLASS I DIRECTORS.

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the Audit Committee’s selection of Ernst & Young LLP, or Ernst & Young, as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Ernst & Young has served as our independent registered public accounting firm since 2019.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although stockholder ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

We expect that a representative of Ernst & Young will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

GENERAL MATTERS

Availability of Certain Documents

A copy of our 2021 Annual Report on Form 10-K has been posted on the Company’s website (www.cyteir.com) along with this proxy statement. Upon written request, we will mail, without charge, a copy of our 2021 Annual Report on Form 10-K, excluding exhibits. Please send a written request to our Secretary at:

Cyteir Therapeutics, Inc.

128 Spring St, Building A, Suite 510

Lexington, MA 02421

Attention: Secretary

Email: ir@cyteir.com

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the notice or proxy materials was delivered. You may make a written or oral request by sending a notification to our Secretary at the address or telephone number above, providing your name, your shared address, and the address to which we should direct the additional copy of the notice or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our Secretary at our principal executive offices no later than the close of business on December 30, 2022, which is 120 days prior to the date that is one year from April 29, 2022, the date this year’s proxy statement was released to shareholders.

Requirements for Stockholder Proposals or Director Nominations to Be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at Cyteir Therapeutics, Inc., 128 Spring St, Building A, Suite 510, Lexington, MA 02421. To be timely for the 2023 annual meeting, although not included in the proxy statement, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the meeting. Assuming the date of our 2023 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2023 annual meeting must notify us no earlier than February 15, 2023 and no later than March 17, 2023. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2023 annual meeting.

Contacting the Board of Directors

Stockholders wishing to communicate with the Board of Directors may do so by writing to the Board, or to the non-employee members of the Board as a group, at:

Cyteir Therapeutics, Inc.

128 Spring St, Building A, Suite 510

Lexington, MA 02421

Attention: Secretary

The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Secretary that it is a communication for the Board. Upon receiving such a communication, the Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain items that are unrelated to the Board’s duties and responsibilities may be excluded. The Secretary will not forward any communication determined in his good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Other Matters

As of the date of this proxy statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0 0 0 0 0 0 0000567161_1 R1.0.0.24 CYTEIR THERAPEUTICS, INC. 128 SPRING ST., BUILDING A, SUITE 510 LEXINGTON, MA 02421 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting – Go to www.virtualshareholdermeeting.com/CYT2022 You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and following the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. Jeffrey Humphrey, M.D. 1b. Stephen Sands 1c. John Thero The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratification of selection of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000567161_2 R1.0.0.24 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com CYTEIR THERAPEUTICS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS JUNE 15, 2022 The shareholder(s) hereby appoint(s) David Gaiero and Andrew Gengos, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Cyteir Therapeutics, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at 1:00 p.m., Eastern Time on Wednesday, June 15, 2022, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side